PAUL-SON GAMING CORPORATION
(the "Corporation")

1994 Long-Term Incentive Plan
(the "Plan")

GRANT


Grant
No:
I-80

Date of
Grant:
September 12,
2002
Type:
Incentive Stock
Option

Number of
Shares:
200,000
Grantee
:
Gerard Charlier

Option
Price:
$____________

	Subject to the terms and conditions of the Plan and this Grant, the Corporation hereby grants a non-statutory option to purchase
200,000 shares of the Corporation's common stock at the exercise price of $__________ per share (the "Option"). The Option shall be exercisable upon vesting. The vesting schedule for the Option is as follows:

100% at September 12, 2007

NOTE:  	A COPY OF THE PLAN IS ATTACHED.  GRANT RECIPIENTS
SHOULD CAREFULLY REVIEW THE TERMINATION, EXERCISE
AND OTHER IMPORTANT PROVISIONS OF THE PLAN.

Paul-Son Gaming Corporation
1994 Long-Term Incentive Plan
Committee



By:___________________________
_____
Committee Chairman

ACCEPTED AND AGREED TO AS
OF THE DATE OF GRANT:

_______________________________
Gerard Charlier


PAUL-SON GAMING CORPORATION
(the "Corporation")

1994 Long-Term Incentive Plan
(the "Plan")

GRANT


Grant
No:
I-81

Date of
Grant:
September 12,
2002
Type:
Incentive Stock
Option

Number of
Shares:
100,000
Grantee
:
Gerard Charlier

Option
Price:
$____________

	Subject to the terms and conditions of the Plan and this Grant, the Corporation hereby grants a non-statutory option to purchase
100,000 shares of the Corporation's common stock at the exercise price of $__________ per share (the "Option"). The Option shall be subject to the following vesting and termination conditions:

100% of the Option shall vest if and when the Corporation's audited annual consolidated financial statements show a net profit after tax of $2,000,000; provided, however, that if the Option has not vested by the fifth anniversary of the Date of Grant, the Option shall automatically terminate. The Option shall be exercisable for a period of up to five (5) years from the date of vesting, such period not to exceed ten (10) years from the Date of Grant.

NOTE:  	A COPY OF THE PLAN IS ATTACHED.  GRANT RECIPIENTS
SHOULD CAREFULLY REVIEW THE TERMINATION, EXERCISE
AND OTHER IMPORTANT PROVISIONS OF THE PLAN.

					Paul-Son Gaming Corporation
					1994 Long-Term Incentive Plan
Committee



	By:________________________________
						Committee Chairman

ACCEPTED AND AGREED TO AS
OF THE DATE OF GRANT:

_______________________________
Gerard Charlier
  Represents the last reported sale price of the Corporation's common stock on the Nasdaq SmallCap Market, or on such other stock exchange that the common stock may be listed, on the date of grant.
  Represents the last reported sale price of the Corporation's common stock on the Nasdaq SmallCap Market, or on such other stock exchange that the common stock may be listed, on the date of grant.

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